UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: November 22, 2016

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 22, 2016, EnteroMedics Inc. (the “Company”) issued a press release announcing that it will be hosting a conference call to discuss commercialization and corporate updates on Wednesday, November 30, 2016 at 11:00 AM Eastern Time ahead of the Company’s anticipated special meeting of shareholders to be held Monday, December 12, 2016 (the “Special Meeting”). Additionally, the press release urged all shareholders of record at the close of business of the Company on November 3, 2016 to vote FOR all of the management proposals at the Special Meeting. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The full meeting agenda, including all of the management proposals is detailed in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission (“SEC”) on November 17, 2016. The Company advises all investors and security holders to read the definitive proxy statement and other documents filed with the SEC carefully and in their entirety. Investors and security holders may obtain free copies of the definitive proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and other documents filed with the SEC can also be obtained on the Company’s website at http://ir.enteromedics.com/sec.cfm.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Scott Youngstrom
Scott Youngstrom
Chief Financial Officer and Chief Compliance Officer

Date: November 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 22, 2016